Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On December 14, 2006, Luminex Corporation (“Luminex” or the “Company”) and Tm Bioscience Corporation (“Tm”) entered into a Merger Agreement pursuant to which Luminex agreed to acquire all of the outstanding Tm common stock in exchange for shares of Luminex common stock pursuant to a Plan of Arrangement under the laws of the Province of Ontario (the “Arrangement”). The Arrangement was completed on March 1, 2007. The aggregate consideration paid by Luminex for all outstanding Tm common shares was approximately 3.2 million shares of Luminex common stock. Under the Merger Agreement, Luminex also assumed all issued and outstanding Tm stock options and warrants as of March 1, 2007. The total purchase price, including transaction costs of approximately $2.9 million, was approximately $47.0 million. Additional transaction costs of approximately $1 million are expected to be incurred subsequent to the acquisition date, increasing the total purchase price to approximately $48.0 million.
     The following unaudited pro forma condensed combined balance sheet as of December 31, 2006 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 are based on the historical financial statements of Luminex and Tm after giving effect to the Merger and the assumptions and adjustments described in the accompanying notes to unaudited pro forma condensed combined financial statements.
     The pro forma information is being filed pursuant to the requirements of Item 2.01 and 9.01 of Form 8-K and Rule 3-05 and Article 11 of SEC Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions as set forth in the notes to such information. It does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Merger or the costs to achieve these cost savings, operating synergies and revenue enhancements.
     The allocation of the purchase price will be completed after Luminex finalizes the valuation of Tm’s assets and liabilities, which is on-going. The final valuation will be based on the actual net tangible and intangible assets of Tm that existed as of March 1, 2007, the closing date of the Merger. Amounts recorded in connection with the final purchase price allocation may differ significantly from the information contained in these unaudited pro forma condensed combined financial statements.
     The unaudited pro forma condensed combined balance sheet is presented as if the Merger had been completed on December 31, 2006, the last day of Luminex’ fiscal year and combines the historical consolidated balance sheets of Luminex and Tm at December 31, 2006.
     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 is presented as if the Merger had been completed on January 1, 2006, the first day of Luminex’ fiscal 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the historical results of Luminex and Tm for the year ended December 31, 2006. Tm’s historical consolidated financial statements were prepared in accordance with Canadian GAAP, which differs in certain respects from US GAAP. Luminex consolidated financial statements were prepared in accordance with US GAAP. As described in Notes 5 and 6 to these unaudited pro forma condensed combined financial statements, Tm’s historical consolidated financial statements have been converted to U.S. dollars and reconciled to US GAAP to conform to Luminex’ presentation under US GAAP. Unless stated otherwise, all dollar amounts are presented in U.S. dollars.
     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Luminex and Tm incorporated by reference in this 8-K/A.

LUMINEX CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
at December 31, 2006
U.S. GAAP (U.S. Dollars, in thousands)

	Luminex at	Tm at	Pro Forma		Pro Forma
	December 31, 2006	December 31, 2006	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$27,414	$1,779	$(13,200	) (3)	$15,993
Short-term investments	10,956	30	—		10,986
Accounts receivable, net	8,237	3,589	(594	) (2)	11,232
Inventories, net	4,571	2,319	(746	) (2)	6,144
Prepaids and other	1,917	146	(2	) (2)	2,061

Total current assets	53,095	7,863	(14,542)		46,416

Property and equipment, net	4,985	3,912	(840	) (2)	8,057
Intangible assets, net	—	2,137	—		2,137
Long-term investments	7,346	—	—		7,346
Goodwill	—	—	57,439	(2)	57,439
Other	1,270	29	—		1,299

Total assets	$66,696	$13,941	$42,057		$122,694

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$6,160	$9,122	$2,130	(2)	$17,412
Deferred revenue	2,756	129	(22	) (2)	2,863
Current portion of long-term debt	—	11,556	(11,421	) (3)	135
Other	—	59	—		59

Total current liabilities	8,916	20,866	(9,313)		20,469

Long-term debt	—	3,175	—		3,175
Deferred revenue and other	3,621	338	—		3,959

Total liabilities	12,537	24,379	(9,313)		27,603

Stockholders’ equity:
Common stock	32	58,474	(58,471	) (1)(2)	35
Additional paid-in capital	139,116	7,734	36,333	(1)(2)	183,183
Accumulated other comprehensive income	65	—	—		65
Accumulated deficit	(85,054)	(76,646)	73,508	(1)(2)(3)	(88,192)

Total stockholders’ equity	54,159	(10,438)	51,370		95,091

Total liabilities & stockholders’ equity	$66,696	$13,941	$42,057		$122,694

See the acompanying notes which are an integral part of these proforma condensed combined financial statements.

LUMINEX CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
US GAAP (U.S. Dollars, in thousands)

	Luminex for	Tm for
	Year Ended	Year Ended	Pro Forma		Pro Forma
	December 31, 2006	December 31, 2006	Adjustments		Combined
Revenue	$52,989	$10,581	$(3,209	) (1)(2)	$60,361

Cost of revenue	20,737	6,739	(2,431	) (3)(4)(5)(6)(7)(9)	25,045

Gross profit	32,252	3,842	(778)		35,317

Operating expenses:

Research and development	8,673	7,104	(257	) (6)(7)(9)	15,520

Selling, general and administrative	24,160	14,288	(112	) (6)(7)(9)	38,337

Total operating expenses	32,833	21,392	(369)		53,857

Loss from operations	(581)	(17,550)	(409)		(18,540)

Interest expense from long-term debt	—	(3,416)	2,777	(8)	(639)

Other income (expense), net	2,108	(1,190)	576	(8)	1,494

Income taxes	(20)	(87)	—		(107)

Net loss	$1,507	$(22,243)	$2,944		$(17,792)

Net loss per share:
Basic	$0.05	$(0.46)			$0.51)
Diluted	$0.05	$(0.46)			$(0.51)
Shares used in per share calculation:
Basic	31,434	47,924			34,636
Diluted	32,988	47,924			34,636
See the acompanying notes which are an integral part of these proforma condensed combined financial statements.

LUMINEX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION
     The unaudited pro forma condensed combined balance sheet as of December 31, 2006 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 are based on the historical financial statements of Luminex and Tm after giving effect to the Merger and the assumptions and adjustments described in the accompanying notes to unaudited pro forma condensed combined financial statements.
     The pro forma information is being filed pursuant to the requirements of Item 2.01 and 9.01 of Form 8-K and Rule 3.05 and Article 11 of SEC Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on estimates and assumptions set forth in the notes to such information. It does not reflect cost savings, operation synergies or revenue enhancements expected to result from the Merger or the costs to achieve these cost savings, operating synergies and revenue enhancements.
     The allocation of the purchase price will be completed after Luminex finalizes the valuation of Tm’s assets and liabilities, which is on-going. The final valuation will be based on the actual net tangible and intangible assets and liabilities to be assumed of Tm that existed as of March 1, 2007, the closing date of the Merger. Amounts recorded in connection with the final purchase price allocation may differ significantly from the information contained in these unaudited pro forma condensed combined financial statements.
     The unaudited pro forma condensed combined balance sheet is presented as if the Merger had been completed on December 31, 2006, the last day of Luminex’ fiscal year and combines the historical consolidated balance sheets of Luminex and Tm at December 31, 2006.
     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 is presented as if the Merger had been completed on January 1, 2006, the first day of Luminex’ fiscal 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the historical results of Luminex and Tm for the year ended December 31, 2006. Tm’s historical consolidated financial statements were prepared in accordance with Canadian GAAP, which differs in certain respects from US GAAP. Luminex consolidated financial statements were prepared in accordance with US GAAP. As described in Notes 5 and 6 to these unaudited pro forma condensed combined financial statements, Tm’s historical consolidated financial statements have been converted to U.S. dollars and reconciled to US GAAP to conform to Luminex’ presentation under US GAAP. Unless stated otherwise, all dollar amounts are presented in U.S. dollars.
2. THE MERGER
     On December 14, 2006, Luminex and Tm entered into a Merger Agreement pursuant to which Luminex agreed to acquire all of the outstanding Tm common stock in exchange for shares of Luminex common stock pursuant to a Plan of Arrangement under the laws of the Province of Ontario. The Arrangement was completed on March 1, 2007. The aggregate consideration paid by Luminex for all outstanding Tm common shares was approximately 3.2 million shares of Luminex common stock. Under the Merger Agreement, Luminex also assumed all issued and outstanding Tm stock options and warrants as of March 1, 2007. The total purchase price, including transaction costs of approximately $2.9 million, was $47.0 million. Additional transaction costs of approximately $1 million are expected to be incurred subsequent to the acquisition date, increasing the total purchase price to approximately $48.0 million. The acquisition will be accounted for under the purchase method of accounting.
     The following table summarized the components of the estimated total consideration determined for accounting purposes of these pro forma condensed combined financial statements (in thousands):

Value
3.2 million shares of Luminex common stock issued for Tm common stock (1)	$41,755
Estimated fair value of stock options and warrants to be exchanged (2)	2,557
Unvested portion of the fair value of stock options to be exchanged (2)	(242)
Estimated direct transaction costs (3)	2,930

Estimated total purchase price	$47,000

(1)	The stock portion is the product of 0.060, the 53.4 million shares of Tm common stock outstanding as of March 1, 2007 and a per share value of Luminex common stock of $13.04.

LUMINEX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(2) This is based on 3.9 million shares of Tm common stock subject to outstanding options for the purchase of Tm common stockand 7.6 million shares of Tm common stock subject to outstanding warrants for the purchase of Tm common stock as of March 1, 2007. Luminex issued stock options for 234,283 shares of common stock and warrants for 457,912 shares of common stock in exchange for Tm’s comparable outstanding stock awards using the exchange ratio of 0.060. The estimated fair value of Luminex’ replacement options and warrants is calculated using the Black-Scholes model. In accordance with Statement of Financial Accounting Standards No. 123R, Share-based Payments (“SFAS 123R”), the portion of the estimated fair value of unvested Tm options related to future service (approximately $242,000) is deducted from the purchase price consideration and will be recognized as compensation expense over those awards’ remaining vesting period.
(3) Direct transaction costs of approximately $2.9 million consist of investment banking fees, legal and accounting fees and other external costs directly related to the acquisition. Additional transaction costs of approximately $1 million are expected to be incurred subsequent to the acquisition date, increasing the total purchase price to approximately $48.0 million.
     Luminex has not yet determined the fair value of the tangible and identifiable assets to be acquired and liabilities to be assumed in the Merger; therefore, the estimated consideration has been allocated to the current book value of the assets and liabilities as adjusted for receivables, payables and other related balances between the two companies in the accompanying unaudited pro forma condensed combined financial statements. Luminex management continues to review characteristics and useful lives of Tm’s tangible and intangible assets to be acquired, which could result in significantly different depreciation and amortization expense and could affect the allocation between recorded goodwill and other tangible and intangible assets. The excess of the purchase price over the book value, as adjusted, of net tangible and identifiable intangible assets to be acquired and liabilities to be assumed has been allocated to goodwill.
     The preliminary allocation of the purchase consideration, which is subject to change based on a final valuation of the assets acquired and liabilities assumed as of the closing date, will be finalized within one year of the completion of the Merger. The final valuation may be significantly different from the preliminary allocation presented below (in thousands):

Estimated book value of Tm net assets acquired, excluding items listed below	(10,138)
Accounts receivable, net	3,499
Inventories, net	1,573
Prepaids and other	83
Property and equipment, net	3,072
Accounts payable and accrued liabilities	(8,417)
Deferred revenue, current	(111)
Goodwill	57,439

Estimated total purchase price	$47,000

     Accounts receivable, net – This amount represents the book value of Tm’s accounts receivable, net as of December 31, 2006 reduced by $15 for the balance of Tm’s receivable from Luminex at that date.
     Inventories, net – This amount represents the book value of Tm’s inventories, net as of December 31, 2006 reduced by $746 to remove the margin included for inventory purchased from Luminex held at that date.
     Prepaids and other – This amount represents the book value of Tm’s prepaid and other assets as of December 31, 2006 reduced by $2 for the balance of a prepayment received from Luminex at that date.
     Property and equipment, net – This amount represents the book value of Tm’s property and equipment, net as of December 31, 2006 reduced by $840 to remove the margin included with assets purchased from Luminex held at that date.
     Accounts payable and accrued liabilities – This amount represents the book value of Tm’s accounts payable and accrued liabilities as of December 31, 2006 reduced by $786 for the balance of Tm’s payable to Luminex at that date.
     Deferred revenue, current – This amount represents the book value of Tm’s current deferred revenue as of December 31, 2006 reduced by $22 for the balance of Tm’s current deferred revenue from Luminex at that date.

LUMINEX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     Goodwill – Goodwill represents the excess of the estimated purchase price over the book value, as adjusted, of net tangible and identifiable intangible assets to be acquired and liabilities to be assumed. Goodwill is not amortized but rather is tested for impairment at least annually. In the event that Luminex determines that the value of goodwill has become impaired, Luminex will incur a charge for the amount of impairment during the quarter in which such determination is made.
     Pre-acquisition contingencies – Luminex has currently not identified any pre-acquisition contingencies. If Luminex identifies a material pre-acquisition contingency during the purchase price allocation period, which is generally up to one year after the closing of the Merger, Luminex will attempt to determine its fair value and include it in the purchase price allocation. If, as of the end of the purchase price allocation period, Luminex is unable to determine its fair value, Luminex will apply SFAS No. 5, Accounting for Contingencies (“SFAS 5”), and the amount, if any, determined by applying SFAS 5 to such item will be included in the purchase price allocation.
3. PRO FORMA ADJUSTMENTS
     The unaudited pro forma condensed combined balance sheet gives effect to the Merger described in Note 2, as if it had occurred on December 31, 2006. The unaudited pro forma condensed combined statements of operations give effect to the Merger as if it had occurred on January 1, 2006, the first day of Luminex’ fiscal year ended December 31, 2006. The unaudited pro forma condensed combined statements of operations do not include any non-recurring charges that will arise as a result of the Merger described in Note 2.
     Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet as of December 31, 2006 are as follows (in thousands):
(1) To eliminate Tm’s shareholders’ equity.

Line Item	Increase (Decrease)
Common stock	(58,474)
Additional paid-in capital	(7,734)
Accumulated deficit	76,646
(2) To record the purchase consideration. Fair market value has not yet been established for Tm’s net assets, so all are recorded at book value less related balances between the two entities with the residual purchase price allocated to goodwill.

Line Item	Increase (Decrease)
Accounts receivable, net	(594)
Inventories, net	(746)
Prepaids and other	(2)
Property and equipment, net	(840)
Goodwill	57,439
Accounts payable and accrued liabilities, to remove related balances	(800)
Accounts payable and accrued liabilities, for the estimated direct acquisition costs	2,930
Deferred revenue, current	(22)
Common stock, par value for the 3.2 million Luminex common shares	3
Additional paid-in capital, for the 3.2 million Luminex common shares	41,752
Additional paid-in capital, for the estimated fair value of the replacement Luminex stock options and warrants – vested portion	2,315
Accumulated deficit, for elimination of intercompany net assets	(1,359)
(3) To record the pay-off of Tm’s debt, that occurred immediately subsequent to the acquisition.

Line Item	Increase (Decrease)
Cash	(13,200)
Current portion of long-term debt	(11,421)
Accumulated deficit, for interest expense and penalty paid	(1,779)

LUMINEX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Explanations of the adjustment to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 are as follows (in thousands):
(1) To eliminate Luminex’ product and royalty revenue received from Tm.

Line Item	Increase (Decrease)
Revenue	(3,118)
(2) To eliminate Tm’s revenue received from Luminex.

Line Item	Increase (Decrease)
Revenue	(91)
(3) To eliminate Tm’s cost of revenue due to purchase of products from Luminex.

Line Item	Increase (Decrease)
Cost of revenue	(1,472)
(4) To eliminate Tm’s expense from payment of royalties to Luminex.

Line Item	Increase (Decrease)
Cost of revenue	(746)
(5) To eliminate Luminex’ expense from payment of royalties to Tm.

Line Item	Increase (Decrease)
Cost of revenue	(50)
(6) To eliminate Tm’s stock-based compensation expense.

Line Item	Increase (Decrease)
Cost of revenue	(100)
Research and development	(271)
Selling, general and administrative	(213)
(7) To record the stock-based compensation expense for Luminex’ replacement stock options.

Line Item	Increase (Decrease)
Cost of revenue	7
Research and development	16
Selling, general and administrative	200
(8) To eliminate interest expense related to Tm debt and a prepayment penalty included in other income which was paid immediately subsequent to the acquisition and to reduce interest income due to lower cash balance.

Line Item	Increase (Decrease)
Interest expense from long-term debt	2,777
Other income (expense), net	1,147
Other income (expense), net	(571)
(9) To eliminate excess depreciation expense for Tm due to margin on purchase of instruments from Luminex which are held as Tm assets.

Line Item	Increase (Decrease)
Cost of revenue	(70)
Research and development	(2)
Selling, general and administrative	(99)

LUMINEX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
4. UNAUDITED PRO FORMA LOSS PER SHARE
The following table sets forth the computation of shares used in deriving the unaudited pro forma basic and diluted net loss per share (in thousands):

Weighted Average Shares
Year Ended
December 31, 2006
Historical Luminex basic, as reported	31,434
Incremental shares issued in the Merger	3,202

Pro forma combined basic	34,636

Historical Luminex diluted, as reported	32,988
Anti-dilutive effect of options due to net loss	(1,554)
Incremental shares issued in the Merger	3,202

Pro forma combined diluted	34,636

     Restricted stock awards (RSAs), stock options and warrants to acquire 2.2 million shares as of December 31, 2006 were excluded from the computations of diluted EPS because the effect of including the RSAs, stock options and warrants would have been anti-dilutive.

LUMINEX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
5. BALANCE SHEET INFORMATION RELATING TO TM
Tm Bioscience Corporation
Condensed Consolidated Balance Sheet

	December 31, 2006 (U.S. dollars, in thousands)
	Canadian	US GAAP
	GAAP	Adjustments		Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$1,779	$—		$1,779
Short-term investments	30	—		30
Accounts receivable, net	3,589	—		3,589
Inventories, net	2,319	—		2,319
Prepaids and other	146	—		146

Total current assets	7,863	—		7,863

Property and equipment, net	3,912	—		3,912
Intangible assets, net	5,024	(2,887	) (1)	2,137
Other	29	—		29

Total assets	$16,828	$(2,887)		$13,941

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$9,122	$—		$9,122
Deferred revenue	129	—		129
Current portion of long-term debt	11,527	29	(2)	11,556
Other	59	—		59

Total current liabilities	20,837	29		20,866

Long-term debt	3,209	(34	) (3)	3,175
Deferred revenue and other	338	—		338

Total liabilities	24,384	(5)		24,379

Stockholders’ equity:
Common stock	58,567	(93	) (2)(6)	58,474
Additional paid-in capital	8,877	(1,143	) (2)(3)(4)(5)(6)	7,734
Accumulated deficit	(75,000)	(1,646	) (1)(2)(4)(5)(6)	(76,646)

Total stockholders’ equity	(7,556)	(2,882)		(10,438)

Total liabilities & stockholders’ equity	$16,828	$(2,887)		$13,941

LUMINEX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Notes
(1)	To write off the unamortized portion of purchased in-process research and development that was capitalized as an intangible under Canadian GAAP but is expensed under US GAAP.

Line Item	Increase (Decrease)
Intangible assets (net)	(2,887)
Accumulated deficit	(2,887)
(2)	To record the convertible debenture at fair value using the election made by Tm under SFAS 155, Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), and subsequent entries relating to interest accretion, foreign exchange and the change in fair value of convertible debenture. Under Canadian GAAP, the debenture is measured at cost and a portion of the debenture relating to the conversion feature was recorded in shareholders equity.

Line Item	Increase (Decrease)
Current portion of long-term debt	29
Common stock	(83)
Additional paid-in capital	(544)
Accumulated deficit	598
(3)	To allocate the proceeds from Technology Partnerships Canada (“TPC”, a Canadian Government program) between debt and warrants issued on a relative fair value basis. A residual value method was used for Canadian GAAP.

Line Item	Increase(Decrease)
Long-term debt	(34)
Additional paid-in capital	34
(4)	To allocate proceeds from a 2006 debenture on a relative fair value basis between warrants and debt. A residual value method was used for Canadian GAAP.

Line Item	Increase (Decrease)
Additional paid-in capital	(36)
Accumulated deficit	36

LUMINEX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(5)	To allocate proceeds from a 2004 debenture (which was repaid in 2005) on a relative fair value basis between warrants and debt. A residual value method was used for Canadian GAAP. Also to adjust for interest accretion relating to the debenture.

Line Item	Increase (Decrease)
Additional paid-in capital	(245)
Accumulated deficit	245
(6)	Under Canadian GAAP, the Company prospectively accounted for stock based compensation at fair value starting January 1, 2003. On January 1, 2006, Tm adopted SFAS 123R using a modified prospective transition method for US GAAP resulting in additional stock-based compensation expense in 2006 (i.e. compensation expense related to stock options issued pre-2003 which vested in 2006). In addition, prior to the adoption of fair value measurement for non-employee stock based compensation under Canadian GAAP, Tm issued options to non-employee consultants which have been recognized at fair value under US GAAP in accordance with EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

Line Item	Increase (Decrease)
Capital stock	(10)
Additional paid-in capital	(352)
Accumulated deficit	362

LUMINEX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
6. STATEMENTS OF OPERATIONS INFORMATION RELATING TO TM
Tm Bioscience Corporation
Condensed Consolidated Statement of Operations

	Year Ended December 31, 2006 (U.S. dollars, in thousands)
	Canadian	US GAAP
	GAAP	Adjustments		Adjusted
Revenue	$10,581	$—		$10,581
Cost of revenue	6,641	98	(1)	6,739

Gross profit	3,940	(98)		3,842

Operating expenses:
Research and development	3,939	3,165	(1)(2)	7,104
Selling, general and administrative	14,515	(227	) (1)	14,288

Total operating expenses	18,454	2,938		21,392

Loss from operations	(14,514)	(3,036)		(17,550)
Interet Expense from long-term debt	(3,852)	436	(3)	(3,416)
Other income, net	(1,212)	22	(4)	(1,190)
Income taxes	(87)	—		(87)

Net loss	$(19,665)	$(2,578)		$(22,243)

Notes

(1)	Under Canadian GAAP, the Company prospectively accounted for stock based compensation at fair value starting January 1, 2003. On January 1, 2006, Tm adopted SFAS 123R using a modified prospective transition method for US GAAP resulting in additional stock based compensation expense in 2006 (i.e. compensation expense related to stock options issued pre-2003 which vested in 2006).

Line Item	Increase (Decrease)
Cost of revenue	98
Research and development	278
Selling, general and administrative	(227)
(2)	To reverse amortization of purchased in-process research and development and to write off the unamortized portion that was capitalized as an intangible under Canadian GAAP but is expensed under US GAAP.

Line Item	Increase (Decrease)
Research and development	2,887
(3)	To record the convertible debenture at fair value using the election made by Tm under SFAS 155 and subsequent entries relating to interest accretion, foreign exchange and the change in fair value of convertible debenture.

Line Item	Increase (Decrease)
Interest expense from long-term debt	436

LUMINEX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(4)	To record unrealized gains (losses) on available-for-sale securities as a component of other comprehensive income and reclassify unrealized gains (losses) to net income as they are realized.

Line Item	Increase (Decrease)
Other income, net	22